UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 5, 2013

FULL CIRCLE CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	814-00809	27-2411476
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Westchester Ave., Suite S-620

Rye Brook, NY 10573

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (914) 220-6300

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On August 5, 2013, Full Circle Capital Corporation (“Full Circle Capital”) issued a press release announcing the closing of a $9.0 million senior secured credit facility (the "Credit Facility") with Infinite Aegis Group, LLC ("Infinite Aegis"). The Credit Facility consists of a senior revolving line of credit and a senior term loan, and is an example of Full Circle Capital's application of stretch senior, or unitranche, capital solutions. Full Circle Capital retained $5.0 million of the Credit Facility and the remaining $4.0 million balance was provided by another lender.

Infinite Aegis, based in Denver, Colorado, provides revenue cycle management services to healthcare service providers including large hospital systems and doctor owned clinics. Proceeds of the Credit Facility were used to fund the acquisition of Rocky Mountain Urgent Care, which owns and operates nine urgent care centers in Colorado, and Rocky Mountain Medical Group, which owns and operates three occupational medicine centers in Colorado.

The text of the press release is included as an exhibit to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release dated August 5, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 6, 2013	FULL CIRCLE CAPITAL CORPORATION

	By:	/s/ John E. Stuart
John E. Stuart
President and Chief Executive Officer